UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2015

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 East Broadway Blvd., Tucson, Arizona	85701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of The Providence Service Corporation (the “Company”) was held on September 16, 2015 for the following purposes:

a)

To elect one Class 3 director to serve for a three year term until the 2018 annual meeting of stockholders and until his successor has been duly elected and qualified. The nominee for director was elected by a vote of our stockholders as follows:

	Total Affirmative Votes	Total Votes Withheld	Total Broker Non-Votes
Kristi L. Meints	13,926,480	1,470,239	380,086

b)

To hold a non-binding advisory vote on executive compensation. Our stockholders approved on a non-binding advisory basis our executive compensation as more fully described in the Proxy Statement for the annual meeting of stockholders as follows:

Votes For	13,257,931

Votes Against	2,051,939

Abstentions	86,849

Broker Non-Votes	380,086

c)

To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year. The appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2015 was approved by our stockholders as follows:

Votes For	15,580,715

Votes Against	192,274

Abstentions	3,816

Broker Non-Votes	0

d)

To approve a proposal to authorize, approve and ratify the issuance and sale of the Company’s preferred stock to certain affiliates of the Company’s largest stockholder, Coliseum Capital Management, LLC, and to authorize each of such affiliates to (a) vote and (b) convert into common stock all of such preferred stock beneficially owned by them, each in accordance with listing standards of The NASDAQ Stock Market, including NASDAQ Stock Market Rule 5635(b), as more fully described in the Proxy Statement for the annual meeting of stockholders as follows:

Votes For	13,826,486

Votes Against	178,539

Abstentions	1,495

Broker Non-Votes	1,770,285

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: September 18, 2015	By:	/s/ David Shackelton
	Name:	David Shackelton
	Title:	Interim Chief Financial Officer